Exhibit 99.1

FOR IMMEDIATE RELEASE
July 22, 2009
INVESTOR CONTACT
Myrna Vance, 214.932.6646
myrna.vance@texascapitalbank.com
TEXAS CAPITAL BANCSHARES ANNOUNCES OPERATING RESULTS FOR Q2 2009
DALLAS — July 22, 2009 — Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the second quarter of 2009.
•	Loans held for investment increased 5% and total loans increased 7% on a linked quarter basis and grew 14% and 18%, respectively, from Q2 2008

•	Demand deposits grew 20% and total deposits increased 21% on a linked quarter basis and grew 20% and 1%, respectively, from Q2 2008

•	Net income increased 6% on a linked quarter basis and increased 12% from Q2 2008

•	Net income available to common shareholders decreased 61% on a linked quarter basis and decreased 65% from Q2 2008 as a result of the TARP repurchase

•	EPS decreased 65% on a linked quarter basis and decreased 73% from Q2 2008
“We are pleased to report another good quarter with strong core earnings and exceptional growth in demand deposits,” said George Jones, CEO. “With our continued quality growth in loans and an improved net interest margin, we are confident that our business model is producing the results we expect. As we go forward and add new people and relationships, we will continue to build a growing bank with a profitable future.”
FINANCIAL SUMMARY
(dollars and shares in thousands)

	Q2 2009	Q2 2008	% Change
QUARTERLY OPERATING RESULTS
Net Income(1)	$6,482	$5,800	12%
Net Income Available to Common Shareholders(1)	$2,029	$5,800	(65)%
Diluted EPS(1)	$.06	$.22	(73)%
ROA(1)	.49%	.53%
ROE(1)	5.45%	7.40%
Diluted Shares	33,866	26,805

BALANCE SHEET
Total Assets(1)	$5,303,800	$4,662,507	14%
Demand Deposits	730,034	610,629	20%
Total Deposits	3,643,582	3,593,077	1%
Loans Held for Investment	4,211,304	3,704,262	14%
Total Loans(1)	4,755,956	4,033,100	18%
Stockholders’ Equity	464,026	314,917	47%

(1)	From continuing operations

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income from continuing operations of $6.5 million for the quarter ended June 30, 2009 compared to $5.8 million for the second quarter of 2008. During the quarter, we repurchased all outstanding preferred stock that was previously issued to the Treasury. As a result of the repurchase, the $3.9 million accelerated deemed dividend, combined with the previously scheduled preferred dividend of $523,000 resulted in a total dividend of $4.4 million during the second quarter of 2009. As a result, net income available to common shareholders from continuing operations was $2.0 million for the quarter compared to $5.8 million for the second quarter of 2008. On a fully diluted basis, earnings per common share from continuing operations were $.06 for the three months ended June 30, 2009, compared to $.22 for the same quarter last year. The effect of the TARP preferred stock dividends net of income earned on the TARP proceeds reduced earnings per share by $.13 for the three months ended June 30, 2009. Shares for the second quarter of 2009 were also affected by the issuance of 4 million shares in September 2008 and an additional 4.6 million shares in May 2009. Diluted shares increased by 26 percent from the second quarter of 2008 and 9 percent from the first quarter of 2009. The discussion below relates only to continuing operations.
Return on average equity was 5.45 percent and return on average assets was .49 percent for the second quarter of 2009, compared to 7.40 percent and .53 percent, respectively for the second quarter of 2008. The reduction in the ROE resulted from the 47 percent increase in stockholders’ equity from two equity offerings since June 30, 2008.
Net interest income was $48.8 million for the second quarter of 2009, compared to $38.2 million for the second quarter of 2008. The increase was due to an increase in average earning assets of $847.0 million over levels reported in the second quarter of 2008. The increase in average earning assets included a $527.6 million increase in average loans held for investment and an increase of $410.4 million in average loans held for sale, offset by a decrease of $78.3 million in average securities. The net interest margin in the second quarter of 2009 was 3.88 percent, a 23 basis point increase from the second quarter of 2008 and a 49 basis point increase from the first quarter of 2009 due to low funding costs and our ability to maintain and improve yields on our earning assets.
Average total deposits increased by $159.3 million from the second quarter of 2008 and increased by $77.2 million from the first quarter of 2009. For the same periods, the average balance of demand deposits increased by $211.2 million, or 41 percent, to $724.5 million from $513.3 million during the second quarter of 2008 and increased $87.8 million, or 14 percent, from the first quarter of 2009.
As a result of the overall economic downturn, we have experienced increases in levels of non-performing assets and exposure to credit losses. The Company recorded an $11.0 million provision for loan losses in the second quarter of 2009, compared to $8.0 million in the second quarter of 2008 and $8.5 million in the first quarter of 2009. The second quarter provision resulted in an increase in the reserve to 1.35 percent of loans held for investment as compared to 1.04 percent at June 30, 2008, and 1.31 percent at the end of the first quarter of 2009. In management’s opinion, the reserve is adequate and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank’s loan portfolio. In the second quarter of 2009, net charge-offs were $6.8 million, compared to net charge-offs of $3.6 million in the second quarter of 2008 and net charge-offs of $2.6 million in the first quarter of 2009. Non-accrual loans were $49.6 million, or 1.18 percent, of loans at the end of the second quarter of 2009, compared to $16.8 million, or .45 percent of loans at the end of the second quarter of 2008, and $50.7 million, or 1.26 percent of loans at the end of the first quarter of 2009. At June 30, 2009, total other real estate owned was $31.4 million compared to $5.6 million at the end of the second quarter of 2008, and $27.5 million at the end of the first quarter of 2009.
Non-interest income for the second quarter of 2009 increased $1.4 million, or 23 percent, to $7.4 million from $6.0 million in the second quarter of 2008. The increase is primarily related to a $2.0 million increase in brokered loan fees and a $326,000 increase in service charge income, offset by a $254,000 decrease in trust fee income.

Non-interest expense for the second quarter of 2009 increased $8.1 million, or 30 percent, to $35.4 million from $27.3 million in the second quarter of 2008. The increase is primarily related to a $2.6 increase in salaries and employee benefits to $18.0 million from $15.4 million, which was primarily due to general business growth. Additionally, FDIC assessment expense increased $3.1 million from the second quarter 2008, and the second quarter 2009 includes a special FDIC assessment of $ $2.4 million, or $0.05 per share, after tax.
Stockholders equity increased by 47 percent from $314.9 million in June 2008 to $464.0 million at the end of the second quarter of 2009. Contributing to the increase was retained net income of $24.3 million and proceeds of sales of common stock totaling $114.4 million. In September 2008, we raised $55.0 million in common equity from institutional investors and in May 2009 we completed a public offering totaling $59.4 million. In January 2009, we completed the issuance of $75.0 million of perpetual preferred stock and related warrants under the U.S. Department of Treasury’s voluntary Capital Purchase Program (“the Program”), but repurchased the preferred stock in May 2009. The Bank is well capitalized under regulatory guidelines and at June 30, 2009, the Company’s ratio of tangible common equity to total tangible assets was 8.6%
ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI) is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and private clients. Headquartered in Dallas, the Bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.
This release contains forward-looking statements, which are subject to risks and uncertainties. A number of factors, many of which are beyond Texas Capital Bancshares’ control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Form 10-K and other filings made by Texas Capital Bancshares with the Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2009	2009	2008	2008	2008

CONSOLIDATED STATEMENT OF INCOME
Interest income	$60,013	$55,806	$58,873	$62,240	$61,008
Interest expense	11,211	14,589	20,161	23,974	22,848

Net interest income	48,802	41,217	38,712	38,266	38,160
Provision for loan losses	11,000	8,500	11,000	4,000	8,000

Net interest income after provision for loan losses	37,802	32,717	27,712	34,266	30,160
Non-interest income	7,416	6,900	5,950	4,885	5,952
Non-interest expense	35,373	30,306	28,443	27,675	27,256

Income from continuing operations before income taxes	9,845	9,311	5,219	11,476	8,856
Income tax expense	3,363	3,186	1,732	3,911	3,056

Income from continuing operations	6,482	6,125	3,487	7,565	5,800
Loss from discontinued operations (after-tax)	(44)	(95)	(100)	(252)	(116)

Net income	6,438	6,030	3,387	7,313	5,684
Preferred stock dividends	4,453	930	—	—	—

Net income available to common shareholders	$1,985	$5,100	$3,387	$7,313	$5,684

Diluted EPS from continuing operations	$.06	$.17	$.11	$.27	$.22
Diluted EPS	$.06	$.16	$.11	$.26	$.21

Diluted shares	33,866,237	31,072,444	31,037,610	27,792,938	26,805,358

CONSOLIDATED BALANCE SHEET DATA
Total assets	$5,303,800	$5,009,931	$5,139,564	$4,742,043	$4,662,507
Loans held for investment	4,211,304	4,019,247	4,027,871	3,840,172	3,704,262
Loans held for sale	544,652	426,982	496,351	343,002	328,838
Securities	308,187	361,898	378,752	365,145	390,223
Demand deposits	730,034	608,939	587,161	561,227	610,629
Total deposits	3,643,582	3,010,960	3,333,187	3,388,963	3,593,077
Other borrowings	1,059,572	1,386,783	1,280,607	835,025	621,127
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	464,026	471,990	387,073	380,858	314,917

End of period shares	35,688,661	31,014,575	30,971,189	30,844,202	26,780,386
Book value (excluding securities gains/losses)	$12.87	$12.64	$12.44	$12.33	$11.80
Tangible book value (excluding securities gains/losses)	$12.66	$12.39	$12.19	$12.08	$11.51

SELECTED FINANCIAL RATIOS
From continuing operations
Net interest margin	3.88%	3.39%	3.41%	3.47%	3.65%
Return on average assets	.49%	.48%	.29%	.65%	.53%
Return on average equity	5.45%	5.44%	3.61%	9.12%	7.40%
Non-interest income to earning assets	.59%	.56%	.52%	.44%	.57%
Efficiency ratio	62.9%	63.0%	63.7%	64.1%	61.8%
Non-interest expense to earning assets	2.80%	2.48%	2.49%	2.49%	2.59%
From consolidated
Net interest margin	3.88%	3.39%	3.41%	3.47%	3.65%
Return on average assets	.48%	.47%	.28%	.63%	.52%
Return on average equity	5.41%	5.36%	3.50%	8.81%	7.25%

Tangible common equity to total tangible assets	8.6%	7.8%	7.4%	7.9%	6.6%
Tier 1 capital ratio	11.2%	11.9%	10.0%	10.5%	9.3%
Total capital ratio	12.3%	13.0%	10.9%	11.4%	10.3%
Tier 1 leverage ratio	10.6%	11.0%	10.2%	10.5%	9.3%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	June 30,	June 30,	%
	2009	2008	Change

Assets
Cash and due from banks	$74,478	$97,835	(24)%
Federal funds sold	6,000	17,350	(65)%
Securities, available-for-sale	308,187	390,223	(21)%
Loans held for sale	544,652	328,838	66%
Loans held for sale from discontinued operations	578	729	(21)%
Loans held for investment (net of unearned income)	4,211,304	3,704,262	14%
Less: Allowance for loan losses	56,893	38,460	45%

Loans held for investment, net	4,154,411	3,665,802	13%
Premises and equipment, net	11,088	5,839	90%
Accrued interest receivable and other assets	197,376	148,850	34%
Goodwill and intangibles, net	7,608	7,770	(2)%

Total assets	$5,304,378	$4,663,236	14%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$730,034	$610,629	20%
Interest bearing	2,530,562	2,234,277	13%
Interest bearing in foreign branches	382,986	748,171	(49)%

Total deposits	3,643,582	3,593,077	1%

Accrued interest payable	2,900	6,130	(53)%
Other liabilities	20,892	14,579	55%
Federal funds purchased	632,945	398,178	59%
Repurchase agreements	61,816	19,412	218%
Other short-term borrowings	364,811	203,537	79%
Trust preferred subordinated debentures	113,406	113,406	—

Total liabilities	4,840,352	4,348,319	11%

Stockholders’ equity:
Common stock, $.01 par value:
Authorized shares — 100,000,000
Issued shares — 35,688,661 and 26,780,386 at June 30, 2009 and 2008, respectively	357	268	33%
Additional paid-in capital	321,987	196,710	64%
Retained earnings	136,936	119,151	15%
Treasury stock (shares at cost: 417 at June 30, 2009 and 84,691 at June 30, 2008)	(8)	(581)	(99)%
Deferred compensation	—	573	(100)%
Accumulated other comprehensive income (loss), net of taxes	4,754	(1,204)	495%

Total stockholders’ equity	464,026	314,917	48%

Total liabilities and stockholders’ equity	$5,304,378	$4,663,236	14%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008

Interest income
Interest and fees on loans	$56,455	$56,389	$108,367	$118,286
Securities	3,544	4,550	7,395	9,410
Federal funds sold	9	61	24	101
Deposits in other banks	5	8	33	20

Total interest income	60,013	61,008	115,819	127,817
Interest expense
Deposits	8,769	16,715	20,348	38,439
Federal funds purchased	740	1,963	1,358	4,913
Repurchase agreements	14	54	28	376
Other borrowings	570	2,652	1,748	5,979
Trust preferred subordinated debentures	1,118	1,464	2,318	3,351

Total interest expense	11,211	22,848	25,800	53,058

Net interest income	48,802	38,160	90,019	74,759
Provision for loan losses	11,000	8,000	19,500	11,750

Net interest income after provision for loan losses	37,802	30,160	70,519	63,009
Non-interest income
Service charges on deposit accounts	1,614	1,288	3,139	2,405
Trust fee income	952	1,206	1,836	2,422
Bank owned life insurance (BOLI) income	423	315	697	626
Brokered loan fees	2,670	671	4,702	1,144
Equipment rental income	1,453	1,510	2,909	3,026
Other	304	962	1,033	2,012

Total non-interest income	7,416	5,952	14,316	11,635
Non-interest expense
Salaries and employee benefits	18,000	15,369	34,219	30,711
Net occupancy expense	3,387	2,432	6,141	4,797
Leased equipment depreciation	1,115	1,179	2,238	2,372
Marketing	655	649	1,210	1,326
Legal and professional	3,106	2,645	5,177	4,471
Communications and data processing	979	770	1,815	1,624
FDIC insurance assessment	3,493	359	5,040	722
Other	4,638	3,853	9,839	7,510

Total non-interest expense	35,373	27,256	65,679	53,533

Income from continuing operations before income taxes	9,845	8,856	19,156	21,111
Income tax expense	3,363	3,056	6,549	7,281

Income from continuing operations	6,482	5,800	12,607	13,830
Loss from discontinued operations (after-tax)	(44)	(116)	(139)	(264)

Net income	6,438	5,684	12,468	13,566
Preferred stock dividends	4,453	—	5,383	—

Net income available to common stockholders	$1,985	$5,684	$7,085	$13,566

Basic earnings per common share:
Income from continuing operations	$.06	$.22	$.22	$.52
Net income	$.06	$.21	$.22	$.51

Diluted earnings per common share:
Income from continuing operations	$.06	$.22	$.22	$.52
Net income	$.06	$.21	$.22	$.51

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2009	2009	2008	2008	2008

Beginning balance	$52,727	$46,835	$40,998	$38,460	$34,021
Loans charged-off:
Commercial	1,913	1,695	535	592	3,165
Real estate — construction	—	60	1,195	553	118
Real estate — term	1,250	236	3,432	267	464
Consumer	—	419	64	129	—
Leases	3,724	226	—	—	—

Total	6,887	2,636	5,226	1,541	3,747
Recoveries:
Commercial	48	21	43	27	165
Consumer	5	—	—	13	—
Leases	—	7	—	12	21
Real estate — construction	—	—	—	—	—
Real estate — term	—	—	20	27	—

Total recoveries	53	28	63	79	186

Net charge-offs	6,834	2,608	5,163	1,462	3,561
Provision for loan losses	11,000	8,500	11,000	4,000	8,000

Ending balance	$56,893	$52,727	$46,835	$40,998	$38,460

Reserve to loans held for investment(2)	1.35%	1.31%	1.16%	1.07%	1.04%
Reserve to average loans held for investment(2)	1.38%	1.31%	1.21%	1.08%	1.07%
Net charge-offs to average loans(1)(2)	.66%	.26%	.53%	.15%	.40%
Net charge-offs to average loans for last twelve months(1)(2)	.41%	.34%	.35%	.28%	.25%
Provision for loan losses to average loans(1)(2)	1.07%	.85%	1.13%	.42%	.89%

Non-performing assets (NPAs):
Non-accrual loans(4)	$49,592	$50,683	$47,499	$46,579	$16,753
Other real estate owned (OREO)	31,404	27,501	25,904	5,792	5,615

Total	$80,996	$78,184	$73,403	$52,371	$22,368

Non-accrual loans to loans(2)	1.18%	1.26%	1.18%	1.21%	.45%
Total NPAs to loans plus OREO	1.91%	1.93%	1.81%	1.36%	0.60%
Reserve to non-accrual loans	1.1x	1.0x	1.0x	.9x	2.3x

Loans past due 90 days and still accruing(3)	$3,539	$4,637	$4,115	$2,970	$22,763

Loans past due 90 days to loans(2)	.08%	.12%	.10%	.08%	.61%

(1)	Interim period ratios are annualized.

(2)	Excludes loans held for sale.

(3)	At June 30, 2009, loans past due 90 days and still accruing includes premium finance loans of $2.3 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

(4)	At June 30, 2009, non-performing assets include $3.0 million of mortgage warehouse loans which were transferred to the loans held for investment portfolio at lower of cost or market, and some were subsequently moved to other real estate owned.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
(Dollars in thousands)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2009	2009	2008	2008	2008

Interest income
Interest and fees on loans	$56,455	$51,912	$54,814	$57,909	$56,389
Securities	3,544	3,851	4,031	4,281	4,550
Federal funds sold	9	15	27	40	61
Deposits in other banks	5	28	1	10	8

Total interest income	60,013	55,806	58,873	62,240	61,008
Interest expense
Deposits	8,769	11,579	16,075	18,338	16,715
Federal funds purchased	740	618	1,046	2,273	1,963
Repurchase agreements	14	14	79	86	54
Other borrowings	570	1,178	1,353	1,791	2,652
Trust preferred subordinated debentures	1,118	1,200	1,608	1,486	1,464

Total interest expense	11,211	14,589	20,161	23,974	22,848

Net interest income	48,802	41,217	38,712	38,266	38,160
Provision for loan losses	11,000	8,500	11,000	4,000	8,000

Net interest income after provision for loan losses	37,802	32,717	27,712	34,266	30,160
Non-interest income
Service charges on deposit accounts	1,614	1,525	1,133	1,161	1,288
Trust fee income	952	884	1,036	1,234	1,206
Bank owned life insurance (BOLI) income	423	274	315	299	315
Brokered loan fees	2,670	2,032	1,074	1,024	671
Equipment rental income	1,453	1,456	1,482	1,487	1,510
Other	304	729	910	(320)	962

Total non-interest income	7,416	6,900	5,950	4,885	5,952
Non-interest expense
Salaries and employee benefits	18,000	16,219	14,688	16,039	15,369
Net occupancy expense	3,387	2,754	2,534	2,300	2,432
Leased equipment depreciation	1,115	1,123	1,142	1,153	1,179
Marketing	655	555	882	521	649
Legal and professional	3,106	2,071	2,793	2,358	2,645
Communications and data processing	979	836	832	858	770
FDIC insurance assessment	3,493	1,547	643	432	359
Other	4,638	5,201	4,929	4,014	3,853

Total non-interest expense	35,373	30,306	28,443	27,675	27,256

Income from continuing operations before income taxes	9,845	9,311	5,219	11,476	8,856
Income tax expense	3,363	3,186	1,732	3,911	3,056

Income from continuing operations	6,482	6,125	3,487	7,565	5,800
Loss from discontinued operations (after-tax)	(44)	(95)	(100)	(252)	(116)

Net income	6,438	6,030	3,387	7,313	5,684
Preferred stock dividends	4,453	930	—	—	—

Net income available to common stockholders	$1,985	$5,100	$3,387	$7,313	$5,684

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY — UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
Continuing Operations
(Dollars in thousands)

	2nd Quarter 2009			1st Quarter 2009			4th Quarter 2008			3rd Quarter 2008			2nd Quarter 2008
	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Average	Average	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate	Balance	Balance	Balance	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate

Assets
Securities — Taxable	$280,372	$3,124	4.47%	$321,802	$3,431	4.32%	$313,992	$3,610	4.57%	$325,317	$3,852	4.71%	$356,445	$4,114	4.64%
Securities — Non-taxable(2)	45,901	646	5.64%	46,055	646	5.69%	46,272	648	5.57%	47,271	660	5.55%	48,129	671	5.61%
Federal funds sold	5,649	9	0.64%	14,923	15	0.41%	23,050	27	0.47%	8,001	40	1.99%	11,127	61	2.20%
Deposits in other banks	12,268	5	0.16%	11,207	28	1.01%	5,761	1	0.07%	2,554	10	1.56%	1,103	8	2.92%
Loans held for sale	656,462	7,775	4.75%	587,401	6,487	4.48%	316,409	4,441	5.58%	288,103	4,137	5.78%	246,026	3,654	5.97%
Loans held for investment	4,124,937	48,680	4.73%	4,022,180	45,425	4.58%	3,875,586	50,373	5.17%	3,781,289	53,772	5.66%	3,597,342	52,735	5.90%
Less reserve for loan losses	51,601	—	—	46,686	—	—	38,145	—	—	38,180	—	—	33,181	—	—

Loans, net of reserve	4,729,798	56,455	4.79%	4,562,895	51,912	4.61%	4,153,850	54,814	5.25%	4,031,212	57,909	5.71%	3,810,187	56,389	5.95%

Total earning assets	5,073,988	60,239	4.76%	4,956,882	56,032	4.58%	4,542,925	59,100	5.18%	4,414,355	62,471	5.63%	4,226,991	61,243	5.83%
Cash and other assets	251,960			238,723			218,335			201,589			198,946

Total assets	$5,325,948			$5,195,605			$4,761,260			$4,615,944			$4,425,937

Liabilities and Stockholders’ Equity
Transaction deposits	$135,756	$55	0.16%	$129,850	$44	0.14%	$103,111	$67	0.26%	$103,905	$122	0.47%	$111,587	$129	0.46%
Savings deposits	974,275	2,003	0.82%	745,355	1,420	0.77%	729,337	2,350	1.28%	778,956	3,371	1.72%	840,933	3,563	1.70%
Time deposits	1,082,691	5,105	1.89%	1,277,824	8,066	2.56%	1,405,426	10,603	3.00%	1,275,798	10,524	3.28%	930,698	8,345	3.61%
Deposits in foreign branches	394,251	1,606	1.63%	444,549	2,049	1.87%	555,573	3,055	2.19%	720,211	4,321	2.39%	755,593	4,678	2.49%

Total interest bearing deposits	2,586,973	8,769	1.36%	2,597,578	11,579	1.81%	2,793,447	16,075	2.29%	2,878,870	18,338	2.53%	2,638,811	16,715	2.55%
Other borrowings	1,404,881	1,324	0.38%	1,367,691	1,810	0.54%	881,868	2,478	1.12%	709,157	4,150	2.33%	830,482	4,669	2.26%
Trust preferred subordinated debentures	113,406	1,118	3.95%	113,406	1,200	4.29%	113,406	1,608	5.64%	113,406	1,486	5.21%	113,406	1,464	5.19%

Total interest bearing liabilities	4,105,260	11,211	1.10%	4,078,675	14,589	1.45%	3,788,721	20,161	2.12%	3,701,433	23,974	2.58%	3,582,699	22,848	2.56%
Demand deposits	724,487			636,704			566,513			567,914			513,327
Other liabilities	18,899			23,619			21,323			16,452			14,613
Stockholders’ equity	477,302			456,607			384,703			330,145			315,298

Total liabilities and stockholders’ equity	$5,325,948			$5,195,605			$4,761,260			$4,615,944			$4,425,937

Net interest income		$49,028			$41,443			$38,939			$38,497			$38,395
Net interest margin			3.88%			3.39%			3.41%			3.47%			3.65%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.